SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 4, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14180 Dallas Parkway, 9th Floor
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
Press Release

ITEM 9. REGULATION FD DISCLOSURE

On March 4, 2004, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it closed on its purchase of a $25 million junior mezzanine participation interest from the originator of the related first mortgage senior mezzanine and junior mezzanine loans. The $25 million junior mezzanine loan is secured by a portfolio of seventeen hotel properties. A copy of the press release is attached hereto as Exhibit 99.14 and is incorporated herein by reference.

     Exhibits

99.14	Press Release of the Company dated March 4, 2004, announcing the purchase of a $25 million junior mezzanine loan.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer